UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

PRO ELITE, INC.
(Exact name of registrant as specified in its charter)

New Jersey	22-3161866
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

12100 Wilshire Boulevard, Suite 800 Los Angeles, California (Address of principal executive offices)	90025 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	☒

Securities Act registration statement file number to which this form relates: 333-139982

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered Not applicable.	Name of Each Exchange on Which Each Class is to be Registered Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001 per share

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock of Pro Elite, Inc., a New Jersey corporation (the “Company”) to be registered pursuant to this Form 8-A is contained in the section titled “Description of Securities” in the Prospectus that is included in Amendment No. 5 to the Company’s Registration Statement on Form SB-2 (File No. 333-139982) filed with the Securities and Exchange Commission on May 8, 2007, and is incorporated herein by reference. Any prospectus or prospectus supplement to said Registration Statement that includes such description and that is subsequently filed is also incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description

3.1	Certificate of Incorporation*

3.2	Bylaws*

4.3	Form of Investor Warrant to purchase Common Stock on a pre-reverse split basis, issued October 3, 2006*

4.4	Form of Placement Agent Warrant to purchase Common Stock on a pre-reverse split basis, issued October 3, 2006*

4.5	Form of Bridge Warrant to purchase Common Stock on a pre-reverse split basis, issued October, 3, 2006*

4.6	Investor Warrant to Showtime Networks Inc. to purchase Common Stock, issued January 5, 2007*

4.7	Vested Warrant to Showtime Networks Inc. to purchase Common Stock, issued January 5, 2007*

4.8	Investor Rights Agreement dated as of January 5, 2007, by and among the Company, Showtime Networks Inc., Santa Monica Capital Partners II, LLC, Gary Shaw and Douglas DeLuca*

4.9	SNI Warrant to Showtime Networks Inc. to purchase Common Stock, issued January 5, 2007*

*	As filed by the Company as an exhibit of the same number to the Registration Statement on Form SB-2 (File No. 333-139982) and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PRO ELITE, INC.

Date: May 14, 2007	By:	/s/ Douglas DeLuca
Douglas DeLuca
Chief Executive Officer